Exhibit 99.1

BPZ Energy IPAA – New York Oil & Gas Investment Symposium April 2011 www.BPZenergy.com NYSE:BPZ

Forward Looking Statements 2 This Presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry. You can identify these forward-looking statements when you see us using words such as "expect”, "will", "anticipate," "indicate," "estimate," "believes," "plans" and other similar expressions. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward looking statements. Such uncertainties include the success of our project financing efforts, accuracy of well test results, well refurbishment efforts, successful production of indicated reserves, satisfaction of well test period requirements, successful installation of required permanent processing facilities, receipt of all required permits, results of seismic date acquisition efforts, and the successful management of our capital expenditures, and other normal business risks. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. We caution you not to place undue reliance on those statements. The U.S. Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only “reserves” that a company anticipates to be economically producible by application of development projects to known accumulations, and there exists or is a reasonable expectation there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project. We are prohibited from disclosing estimates of oil and gas resources that do not constitute such “reserves” in our SEC filings. We may use certain terms in this presentation such as “oil in place,” “oil zones,” “prospective resources” and “projected barrels of crude oil”, which imply the existence of quantities of resources which the SEC guidelines strictly prohibit U.S. publicly registered companies from including in reported reserves in their filings with the SEC. U.S. with respect to possible and probable reserves we are required to disclose the relative uncertainty of such classifications of reserves when they are included in our SEC filings, investors are urged to consider closely the disclosure in our SEC filings, available from us at 580 Westlake Park Blvd., Suite 525, Houston, Texas 77079; Telephone: (281) 556-6200. These filings can also be obtained from the SEC via the internet at www.sec.gov.

BPZ’s Asset Base - Following Oil & Gas Trends in Perú 3 Block Z-1 - Offshore Blocks XIX & XXIII - Onshore Located in the Tumbes & Talara Basins Talara Basin Fields have produced over 1.5 BBO South of the Amistad Field with proven reserves of 1 TCF Tumbes Basin first well drilled in 1863 Hydrocarbons tested in several wells in the basin Oil discovered by BPZ in the Corvina Field in 2007 suggests the high prospectivity of oil in the area. Block XXII - Onshore Located in the underexplored Lancones Basin Block touches Talara Basin Fields Surface Geochemical Survey indicates possible presence of hydrocarbons Large structures identified by seismic & surface geology Corvina Field Talara Fields Deep Water Leads Albacora Field

4 Developing Our First Two Oil Fields

1,800,000 1,400,000 1,000,000 600,000 0 Barrels of Crude Oil 200,000 Production Summary 5 Albacora 2007 2008 2009 2010 2011 Projected Corvina

40 30 20 10 0 Mmbo SEC Proved Oil Reserves – Corvina & Albacora 6 Reserves Estimated by Netherland Sewell & Associates, LLP Albacora YE 2007 YE 2008 YE 2009 YE 2010 37.5 Mmbo 10 38.9 Mmbo 9.7 11.9 Mmbo 17 Mmbo 27.5 29.2

Corvina - Our First Commercial Oil Field Reserves Proved reserves 29.2 Mmbo Probable reserves of 48.3 Mmbo Possible reserves of 33.0 Mmbo Nine oil wells drilled since 2007 First commercial production Nov. 2010 2011 production estimated at 4,000 bopd 2011 workover activity includes 2-3 wells Second platform planned (CX-15) Placement over oil pool Production equipment included Drilling planned second half 2012 7

Albacora - Our Second Oil Field Reserves Proved reserves of 9.7 Mmbo Probable reserves of 10.2 Mmbo Possible reserves of 21.3 Mmbo A-14XD well tested 1 yr. until Jan. 2011 Three pre-existing wells shut-in All four wells have produced oil from different zones 2011 Workover activity includes 2-3 pre-existing shut-in wells Injection equipment planned late 2011 Appraisal program planned once 3-D seismic survey complete Next new well expected early 2012 8

9 Our Gas Strategy

10 Corvina Gas & The Mancora Gas Play East Corvina 5215 CDX-1 Contingent resources estimated as of June 20,2010 by Netherland Sewell & Associates. These are estimates based on SPE rules set forth by the Society of Petroleum engineers and are not reserves permitted to be disclosed in our public filings by the Securities and Exchange Commission. These resource estimates cannot be guaranteed. Piedra Redonda West Corvina SPE Reserves Proposed Gas Pipeline West Corvina

Gasifying Northern Peru Talara-Refinery Talara-Power Paita-Urea Bayovar-Phosphates Bayovar-Petrochem Chiclayo-Cement Trujillo-Power Chimbote-Steel Prospective Resources in the MGP Low: 5.2 Tcf Medium: 13.3 Tcf High: 33.0 Tcf 11 Prospective resources estimated as of June 30, 2010 by Netherland Sewell & Associates. These are estimates based on SPE rules set forth by the Society of Petroleum Engineers and are not reserves permitted to be disclosed in our public filings by the Securities and Exchange Commission. These estimates cannot be guaranteed. 200 Mmcfd Proposed Northern Gas Pipeline

12 Building a Balanced Asset Base Delfin Mero West Corvina

13 Searching for Oil Offshore and Onshore Perú Block XIX 2-D Seismic completed in 2007 Pampa La Gallina Oil prospect (Heath formation) Three other mapped locations Block XXII 2-D Seismic completed March 2011 Multiple plays following trends of existing oil fields Processing & interpretation by mid 2011 Block Z-1 3-D Seismic survey expected in 2011 Delfin, step out to 39X-1 discovery well Mero lead – completes Corvina complex Multiple leads in 500’ to 1,000’ of water following the existing fields Block XXIII 3-D seismic completed in northern half Jan. 2011 (Oil in Heath & Gas in Mancora) 2-D seismic completed over southern half in October 2010 Processing & interpretation by mid 2011

Number of Shares 115 Million Shares Outstanding 150 Million Shares Fully Diluted (includes 28.9 million shares related to Convertible Notes due March 2015) Share Ownership Management ~15% Institutional Ownership ~65% Largest Holders (12/31/10) International Finance Corporation Centennial Energy Partners SPO Partners Capital Research Global Investors Soros Fund Management Wellington For more information: A. Pierre Dubois Investor Relations & Corporate Communications pierre_dubois@bpzenergy.com www.bpzenergy.com 14 NYSE:BPZ Additional Information